UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 13, 2015

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 8.01 of this Current Report on Form 8-K with respect to BGC Partners, Inc. (the “Company”) is incorporated by reference in response to this Item 3.02.

ITEM 8.01.	OTHER EVENTS.

The Company’s $150.0 million of 8.75% Convertible Senior Notes, due April 15, 2015, were fully converted on April 13, 2015, and as a result, 24,042,599 shares of the Company’s Class A Common Stock, par value $0.01 per share, were issued to Cantor Fitzgerald, L.P. The shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. This issuance will have no impact on the Company’s fully diluted share count for distributable earnings, because the issued shares were already included in the total. The conversion will reduce the Company’s pre-tax interest expense by $13.1 million on an annualized basis and decrease the amount of debt on its balance sheet by $150.0 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: April 17, 2015	By:	/s/ Howard W. Lutnick
		Name:	Howard W. Lutnick
		Title:	Chairman and Chief Executive Officer

[Signature Page to Form 8-K regarding issuance of Class A common stock in connection with the conversion of 8.75% Convertible Senior Notes]